CUSIP 55262N AH9                         Exhibit 20. 8
                ----------------                         --------------

        FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT



                  MBNA AMERICA BANK, N.A.

            ____________________________________________

             MBNA MASTER CREDIT CARD TRUST SERIES 1993-4
             ____________________________________________

           Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1993-4 Supplement dated as of December 7, 1993 (collectively, the "Pooling and Servicing Agreement") by and between MBNA America Bank, National Association ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1993-4 Certificateholders and the performance of the MBNA Master Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of June 17, 1996 and with respect to the performance of the Trust during the month of May, 1996 is set forth below.
Certain other information is presented on the basis of an original principal amount of $1,000 per Series 1993-4
Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.  Information Regarding the Current Monthly
    Distribution (Stated on the Basis of
    $1,000 Original Certificate Principal Amount).


    1. The total amount of the distribution
       to Certificateholders on the Distribution
       Date, per $1,000 original
       certificate principal amount . . . .             $         5.213542
                                                         -----------------

    2.  The amount of the distribution set
        forth in paragraph 1 above in
        respect of interest on the Certifi-
        cates, per $1,000 original
        certificate principal amount . . . .            $         5.213542
                                                         -----------------
                                                         02:50:24 PM
    3.  The amount of the distribution set
        forth in paragraph 1 above in
        respect of principal of the Cer-
        tificates, per $1,000 original
        certificate principal amount  . . .             $         0.000000
                                                         -----------------

B.  Information Regarding the Performance of the Trust.

    1.  Collection of Principal Receivables.

        The aggregate amount of Collections
        of Principal Receivables processed
        during the preceding Monthly Period
        which were allocated in respect
        of the Certificates . . . . . . . .             $    94,606,887.75
                                                         -----------------
    2.  The Economic Pay Out Amount, if any,
        distributable with respect to the
        Certificates in connection with the
        Economic Pay Out Event occurring in             $             0.00
        the preceding Monthly Period . . . . . .         -----------------

    3.  Principal Receivables in the Trust



        (a)  The aggregate amount of Principal
             Receivables in the Trust as of the
             end of the last day of the preceding
             Monthly Period (which reflects the
             Principal Receivables represented by the
             Seller Interest and by the
             Aggregate Investor Interest) . . . . .     $ 9,435,602,210.51
                                                         -----------------

        (b)  The amount of Principal Re-
             ceivables in the Trust represented
             by the Investor Interest of Series
             1993-4 as of the last day of the
             preceding Monthly Period (the
             last day of the month) . . . .             $ 1,000,000,000.00
                                                         -----------------

        (c)  The Investor Interest of Series
             1993-4 set forth in paragraph
             3(b) above as a percentage of
             the aggregate amount of Prin-
             cipal Receivables set forth
             in paragraph 3(a) above . . . . .                      10.60%
                                                                   -------


    1993-4                              C-2              02:50:24 PM






    4.  Delinquent Balances.

        The aggregate amount of outstand-
        ing balances in the Accounts which
        were delinquent as of the end of the
        last day of the preceding Monthly
        Period:

                                              Percentage     Aggregate
                                               of Total       Account
                                             Receivables      Balance
                                               -------        -------

        (a)  35 - 64 days: . . . . . . . . .    1.84%      $176,161,489.04
                                                ------   -----------------
        (b)  65 - 94 days: . . . . . . . . .    0.75%        71,595,807.34
                                                ------   -----------------
        (c)  95 - 124 days:  . . . . . . . .    0.54%        52,087,937.02
                                                ------   -----------------
        (d)  125 -  154 days:  . . . . . . .    0.43%        41,343,066.50
                                                ------   -----------------
        (e)  155 or more days: . . . . . . .    0.64%        61,841,780.81
                                                ------   -----------------



                                       Total    4.20%      $403,030,080.71
                                                ------   -----------------



    5.  Investor Default Amount.

        The aggregate amount of all de-
        faulted Principal Receivables
        written off as uncollectible dur-
        ing the preceding Monthly Period
        allocable to the Investor
        Interest for Series 1993-4 (the "Aggre-
        gate Investor Default Amount") . . .            $     3,138,339.29
                                                         -----------------

    6.  Investor Charge Offs

        (a)  The excess of the Aggregate Inves-
             tor Default Amount set forth in
             paragraph 5 above, over the
             amount of the withdrawals from
             the Cash Collateral Account made
             to reimburse the Trust for such
             amount written off and reductions to
             the Enhancement Invested Amount            $             0.00
             if any (an "Investor Charge Off")           -----------------

    1993-4                          C-3                  02:50:24 PM




        (b)  The amount of the Investor
             Charge Offs set forth in para-
             graph 6(a) above, per $1,000
             original certificate princi-
             pal amount (which will have
             the effect of reducing, pro
             rata, the amount of each
             Certificateholders invest-
             ment) . . . . . . . . . . . . .            $             0.00
                                                         -----------------

        (c)  The aggregate amount of
             Investor Charge Offs reimbursed
             on the Transfer Date immediately
             preceding such Distribution
             Date . . . . . . . . . . . . .             $             0.00
                                                         -----------------

        (d)  The amount of the reimbursed
             Investor Charge Offs set forth
             in paragraph 6(c) above, per
             $1,000 original certificate
             principal amount . . . . . . .             $             0.00
                                                         -----------------


    7.  Investor Servicing Fee.

        The amount of the Investor Monthly
        Servicing Fee payable by the Trust
        to the Servicer for the preceding
        Monthly Period . . . . . . . . . . .            $     2,083,333.33
                                                         -----------------

    8.  The Portfolio Yield for the preceding
        Monthly Period . . . . . . . . .                $           14.52%
                                                         -----------------

    9.  Available Cash Collateral Amount.

        The amount available to be withdrawn
        from the Cash Collateral Account as of
        the close of business on
        June 14, 1996 (the "Transfer
        Date"), after giving effect to all
        withdrawals, deposits and payments to
        be made in respect of the preced-
        ing month . . . . . . . . . . . . .             $   105,000,000.00
                                                         -----------------

    10.  The Required Cash Collateral Amount on
         the Transfer Date . . . . . . . . .            $   105,000,000.00
                                                         -----------------

    11.   Enhancement Invested Amount . . .             $            0.00
                                                         -----------------

    1993-4                            C-4                02:50:24 PM


    12.  Deficit Controlled Amortization
         Amount.

         With respect to the next succeed-
         ing Monthly Period, the amount,
         if any, by which the Controlled
         Distribution Amount exceeds
         the Monthly Total Percentage
         Allocation, determined as of the
         last day of the preceding month . .            $             0.00
                                                         -----------------

    13.  Collection of Finance Charge Receivables

         The aggregate amount of Collections on
         Finance Charge Receivables and Annual
         Membership Fees processed during the
         preceding Monthly Period which were
         allocated in respect of the Certificates       $   15,238,470.15
                                                         -----------------

C.  The Pool Factor.

         The Pool Factor for the preceding
         Record Date (which represents the
         ratio of the amount of the Inves-
         tor Interest for Series 1993-4 as
         of such Record Date (adjusted after
         taking into account any reduction
         in the Investor Interest which will
         occur on the following Distribution
         Date) to the Initial Investor Inter-
         est for Series 1993-4).  The amount of
         a Certificateholder's pro rata share
         of the Investor Interest for Series
         1993-4 can be determined by
         multiplying the original denomination
         of the Certificateholder's
         Certificate by the Pool Factor . . . . .        1.0000000
                                                         ---------
D.  LIBOR

    LIBOR for the Interest Period stated below:

    May 15, 1996 through June 16, 1996 . . .             5.4375%
                                                         -------



                          MBNA AMERICA BANK, NATIONAL ASSOCIATION
                          Servicer



                      By: Marguerite M. Boylan
                      _______________________________
                          Marguerite M. Boylan
                          Vice President


    1993-4                               C-5             02:50:24 PM